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                                                                   EXHIBIT 10.35

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of __________, _____, by and between ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation (the "Company"), and ____________, an individual residing in the State of _________ (the "Indemnitee").

                                   WITNESSETH:

         WHEREAS, the Company desires to attract and retain capable individuals to serve as directors and officers of the Company;

         WHEREAS, the Company and the Indemnitee recognize the increasing risk of liability for individuals who serve as directors and officers of public companies such as the Company;

         WHEREAS, the Indemnitee is serving as a _________of the Company, and the Company desires that the Indemnitee continue to serve in such capacity; and

         WHEREAS, the Indemnitee is willing to continue to serve as a _________ of the Company if the Indemnitee is adequately protected against the risks associated with such service.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. INDEMNIFICATION. The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent permitted by law, the Indemnitee (or the estate of the Indemnitee) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement.

2. ADVANCEMENT OF EXPENSES. If requested by the Indemnitee, the Company will promptly advance to or on behalf of the Indemnitee the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) for which indemnification is available under Section 1 hereof in advance of the final disposition of such matter upon receipt of a written undertaking by or on behalf of the Indemnitee to repay any such amount if it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement. In the event that such determination that the Indemnitee is not entitled to indemnification is ultimately made, the Indemnitee will promptly reimburse the Company for all such amounts previously paid or advanced.

3. EXCLUSIONS FROM INDEMNIFICATION. Any other provision of this Agreement to the contrary notwithstanding, the Company shall not be obligated or otherwise liable under this Agreement to:

         (a) Make any payment in connection with any claim made against the Indemnitee for which payment is actually made to the Indemnitee under an insurance policy, except in respect to any excess beyond the amount of payment under such insurance;

         (b) Make any payment in connection with any claim made against the Indemnitee for which the Indemnitee is indemnified by the Company or related or affiliate corporation, partnership, joint venture, trust, other



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enterprise or employee benefit plan under a certificate of incorporation, bylaws or otherwise than pursuant to this Agreement;

         (c) Make any payment in connection with any claim made against the Indemnitee for any threatened, pending or completed action or suit by or in the right of the Company to secure a judgment in its favor against the Indemnitee with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

         (d) Make any payment in connection with any claim made against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended;

         (e) Indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense (except as provided in Section 4 hereof); or

         (f) Make any payment in connection with any claim made against the Indemnitee as otherwise prohibited by applicable law.

4. NOTICE OF CLAIMS AND COOPERATION. The Indemnitee shall give written notice to the Company of any claim made or threatened against him or her for which indemnity will or could be sought under this Agreement, promptly and in any event within 15 days after the Indemnitee becomes aware or obtains knowledge or notice of such claim. The Indemnitee shall also cooperate with the Company and provide such information as is reasonably requested by the Company in connection with any claim or proceeding for which indemnification is or may be sought hereunder.

5. DEFENSE OF CLAIM. In the event the Company shall be obligated by this Agreement to indemnify or pay the costs or expenses of any claim or proceeding against the Indemnitee, the Company shall be entitled to participate in the defense thereof, and to assume the defense of such proceeding upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by the Indemnitee with respect to the same proceeding; provided that (a) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (b) the fees and expenses of the Indemnitee's counsel with respect to such proceeding shall be at the expense of the Company if (i) the employment of counsel by the Indemnitee had been previously authorized in writing by the Company, (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have engaged counsel to assume the defense of such proceeding. The Company will not settle any such claim or proceeding in a manner that would impose any penalty on the Indemnitee without the Indemnitee's written consent, which shall not be unreasonably withheld. The Company shall not be obligated or otherwise liable under this Agreement to make any payment in respect of any settlement of a claim or proceeding unless the Company has consented to such settlement, which consent shall not be unreasonably withheld or delayed.

6. DURATION OF AGREEMENT. The term of this Agreement shall continue until and terminate upon the later to occur of (a) the fifth anniversary of the date on which the Indemnitee ceases to serve as a director or officer of the Company, or to serve at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, or (b) the final termination of any proceeding or action pending on such fifth anniversary in respect of which Indemnitee is granted rights of indemnification under this Agreement.

7. CONTINUED SERVICE. The Indemnitee agrees to continue to serve as a ___________ of the Company to the best of the Indemnitee's ability until the expiration or earlier termination of the Indemnitee's term of office or until the Indemnitee tenders his or her resignation in writing; provided, however, that nothing in this Agreement is intended or


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shall be deemed to create an employment agreement or other contract of employment. This Agreement does not create or result in any obligation by the Company to permit or cause the Indemnitee to serve in any such position.

8. EXPENSES INCURRED IN ENFORCING RIGHTS. If the Company fails or refuses to indemnify or advance expenses to or behalf of the Indemnitee in accordance with this Agreement and the Indemnitee prevails in whole or in part in an action against the Company to enforce the Indemnitee's rights hereunder or recover such amounts, then the Indemnitee shall also be entitled to be paid his reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in bringing and prosecuting such claim.

9. DIRECTOR AND OFFICER LIABILITY INSURANCE. The Company shall, from time to time, determine whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with insurance coverage for liability and losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

10. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses set forth in this Agreement are nonexclusive of other similar rights which may be granted by law, the Company's Restated Certificate of Incorporation or Bylaws, as such may be amended, a resolution of the Board of Directors or stockholders or an agreement with the Company. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Company's Restated Certificate of Incorporation or Bylaws or the General Corporation Law of the State of Delaware, as such may be amended.

12. SUBSEQUENT CHANGES IN LAW. The rights to indemnification and advancement of expenses set forth in this Agreement are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Company and the Indemnitee, his heirs, executors and administrators, and are mandatory, notwithstanding the Indemnitee's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. If an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of the Indemnitee which occur subsequent to the effective date of such amendment.

13. DETERMINATIONS FOLLOWING CHANGE IN CONTROL.

         (a) In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, or if there is a Change in Control (as defined below), the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation or other entity as the Indemnitee would have with respect to the Company if its separate existence had continued or if there had been no Change in Control.

         (b) The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and expense advances under this Agreement, the Company shall seek legal advice from Independent Legal Counsel (as defined below). Such counsel shall, among other things, render its written opinion to the Company as to whether and to what extent the Indemnitee would be permitted to


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be indemnified hereunder under applicable law. The Company agrees to pay the reasonable fees of such Independent Legal Counsel with respect to such engagement.

         (c) For purposes of this Agreement:

         "Change in Control" means (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of substantially all of the assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         "Independent Legal Counsel" shall mean a law firm or a member of a law firm that (a) is experienced in matters of corporation law, (b) neither is nor in the past five years has been retained to represent in any material matter the Company or subsidiary thereof, the Indemnitee or any other party to the claim,
(c) under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under this Agreement and (d) is reasonably acceptable to the Company and the Indemnitee (which acceptance shall not be unreasonably withheld or delayed).

14. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or by certified or registered mail or by a nationally recognized overnight delivery service, postage or other charges pre-paid, and addressed to: (a) the address for the Indemnitee set forth in the Company's records (if such notice is addressed to the Indemnitee), or (b) Orthodontic Centers of America, Inc., 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002, Attention: Bartholomew F. Palmisano, Sr., with a copy to Donald R. Moody, Esq., Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219 (if such notice is addressed to the Company), or such other address as may be designated by a party hereto in written notice to the other party hereto. Such notice shall be deemed to have been given or made on the date of delivery, if delivered by hand, on the next following business day if sent overnight delivery service, or on the third following business day if sent by mail.

15. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, but excluding all other choice of law and conflicts of law rules.

16. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon all successors and permitted assigns of the Company (including any transferee of all or substantially all of its assets and any successor to the Company by merger, combination or other operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee. The rights, benefits, duties and obligations of the Indemnitee hereunder are personal to him and may not be assigned.

17. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including,


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without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent.

18. HEADINGS. The headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. The exchange of copies of this Agreement and executed signature pages hereto by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

20. MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

21. ENTIRE AGREEMENT. This Agreement, in addition to the Company's Restated Certificate of Incorporation and Bylaws and applicable law, as such may be amended, contain the complete agreement between the parties concerning the subject matter hereof and shall supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

22. INTERPRETATION. The language in all parts of this Agreement shall be construed, in all cases, according to its plain meaning, except where the context of this Agreement expressly indicates otherwise, and the parties acknowledge that each party has carefully reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                                ORTHODONTIC CENTERS OF AMERICA, INC.



                                By:
                                   --------------------------------------------
                                   Bartholomew F. Palmisano, Sr.
                                   Chairman of the Board, President and
                                   Chief Executive Officer



                                INDEMNITEE


                                -----------------------------------------------
                                [NAME]



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